Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-282311, 333-288686 and 333-292025 on Form S-3 and Registration Statement Nos. 333-252690, 333-278478, 333-278479 and 333-289692 on Form S-8 of Vireo Growth Inc. of our report dated May 19, 2026, relating to the combined financial statements of The Hawthorne Business of The Scotts Miracle-Gro Company appearing in this Amendment No. 1 to the Current Report on Form 8-K/A being filed by Vireo Growth Inc. dated June 18, 2026.

/s/ Deloitte & Touche LLP

Columbus, Ohio

June 18, 2026